Exhibit 99.1

News Release

Abbott Reports First-Quarter 2024 Results and Raises Midpoint of Full-Year Guidance Ranges

–Sales of $10.0 billion driven by strong underlying base business performance
–Reported sales increased 2.2 percent, which includes the impact from the anticipated decline in COVID-19 testing-related sales versus prior year
–Organic sales growth for underlying base business of 10.8 percent, which represents the fifth consecutive quarter of double-digit growth1

ABBOTT PARK, Ill., April 17, 2024 — Abbott today announced financial results for the first quarter ended March 31, 2024.

•First-quarter GAAP diluted EPS of $0.70 and adjusted diluted EPS of $0.98, which excludes specified items.
•Abbott narrowed its full-year 2024 EPS guidance range. Abbott projects full-year diluted EPS on a GAAP basis of $3.25 to $3.40 and projects adjusted diluted EPS of $4.55 to $4.70, which represents an increase at the midpoint of the range.
•Abbott narrowed its full-year 2024 organic sales growth guidance range, excluding COVID-19 testing-related sales, to 8.5% to 10.0%, which represents an increase at the midpoint of the range2.
•In January, Abbott launched the Protality™ brand, a new high-protein nutrition shake to support the growing number of adults interested in pursuing weight loss while maintaining muscle mass.
•In February, Insulet's Omnipod® 5 Automated Insulin Delivery System received CE Mark approval to be offered as an integrated solution with Abbott's FreeStyle Libre® 2 Plus sensor for treating diabetes.
•In March, Abbott completed enrollment in the company's Volt CE Mark clinical study, which is designed to evaluate the Volt™ Pulsed Field Ablation (PFA) System for treating patients with heart rhythm disorders such as atrial fibrillation (AFib). Enrollment in the company's VOLT-AF IDE clinical study was initiated in April.
•In April, Abbott announced U.S. Food and Drug Administration (FDA) approval of TriClip™, a first-of-its-kind, minimally invasive treatment option for patients with tricuspid regurgitation, or a leaky tricuspid heart valve.
•In April, Abbott announced FDA approval of the i-STAT® TBI test, which helps assess a suspected traumatic brain injury (TBI) or concussion in just 15 minutes. This new test can be performed outside of traditional hospital settings, making it more accessible and convenient for patients.

"Our first-quarter results reflect a strong start to the year, and we are raising our full-year sales and EPS guidance," said Robert B. Ford, chairman and chief executive officer, Abbott. "This was the fifth consecutive quarter that we delivered double-digit organic sales growth in our underlying base business, which included particularly strong results in Medical Devices and Established Pharmaceuticals."
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FIRST-QUARTER BUSINESS OVERVIEW

Management believes that measuring sales growth rates on an organic basis, which excludes the impact of foreign exchange, and the impact of the acquisition of Cardiovascular Systems, Inc. (CSI), is an appropriate way for investors to best understand the core underlying performance of the business. Management further believes that measuring sales growth rates on an organic basis excluding COVID-19 tests is an appropriate way for investors to best understand underlying base business performance as the COVID-19 pandemic has shifted to an endemic state, resulting in significantly lower demand for COVID-19 tests.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Total Company

First Quarter 2024 Results (1Q24)

Sales 1Q24 ($ in millions)	Total Company	Nutrition	Diagnostics	Established Pharmaceuticals	Medical Devices
U.S.	3,846	878	931	—	2,034
International	6,118	1,190	1,283	1,226	2,419
Total reported	9,964	2,068	2,214	1,226	4,453

% Change vs. 1Q23
U.S.	(2.1)	8.1	(30.3)	n/a	14.4
International	5.2	3.0	(5.1)	3.1	14.0
Total reported	2.2	5.1	(17.6)	3.1	14.2
Impact of foreign exchange	(2.9)	(2.6)	(2.1)	(10.6)	(1.2)
Impact of CSI acquisition	0.4	—	—	—	1.1
Organic	4.7	7.7	(15.5)	13.7	14.3
Impact of COVID-19 testing sales	(6.1)	—	(20.9)	—	—
Organic (excluding COVID-19 tests)	10.8	7.7	5.4	13.7	14.3

U.S.	10.0	8.1	7.0	n/a	12.1
International	11.3	7.4	4.4	13.7	16.1
Refer to page 13 for a reconciliation of adjusted historical revenue to reported revenue.

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Nutrition

First Quarter 2024 Results (1Q24)

Sales 1Q24 ($ in millions)	Total	Pediatric	Adult
U.S.	878	514	364
International	1,190	495	695
Total reported	2,068	1,009	1,059

% Change vs. 1Q23
U.S.	8.1	12.0	3.0
International	3.0	6.4	0.8
Total reported	5.1	9.2	1.5
Impact of foreign exchange	(2.6)	(1.3)	(3.8)
Organic	7.7	10.5	5.3

U.S.	8.1	12.0	3.0
International	7.4	8.9	6.4

Worldwide Nutrition sales increased 5.1 percent on a reported basis and 7.7 percent on an organic basis in the first quarter.
In Pediatric Nutrition, global sales increased 9.2 percent on a reported basis and 10.5 percent on an organic basis. In the U.S., sales growth of 12.0 percent was primarily driven by market share gains in the infant formula business. International sales increased 6.4 percent on a reported basis and 8.9 percent on an organic basis, which was led by strong growth in Canada and several countries in Asia Pacific and Latin America.

In Adult Nutrition, global sales increased 1.5 percent on a reported basis and 5.3 percent on an organic basis, which was led by growth of Ensure®, Abbott's market-leading complete and balanced nutrition brand.

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Diagnostics

First Quarter 2024 Results (1Q24)

Sales 1Q24 ($ in millions)	Total	Core Laboratory	Molecular	Point of Care	Rapid Diagnostics
U.S.	931	310	42	98	481
International	1,283	895	87	41	260
Total reported	2,214	1,205	129	139	741

% Change vs. 1Q23
U.S.	(30.3)	7.3	(10.6)	5.6	(46.9)
International	(5.1)	0.2	(12.5)	(0.6)	(18.3)
Total reported	(17.6)	2.0	(11.9)	3.7	(39.5)
Impact of foreign exchange	(2.1)	(3.9)	(0.2)	0.1	(0.8)
Organic	(15.5)	5.9	(11.7)	3.6	(38.7)
Impact of COVID-19 testing sales	(20.9)	(0.3)	(10.9)	—	(44.3)
Organic (excluding COVID-19 tests)	5.4	6.2	(0.8)	3.6	5.6

U.S.	7.0	7.7	6.2	5.6	6.9
International	4.4	5.7	(3.6)	(0.8)	3.5

As expected, Diagnostics sales growth in the first quarter was negatively impacted by year-over-year declines in COVID-19 testing-related sales3. Worldwide COVID-19 testing sales were $204 million in the first quarter of 2024 compared to $730 million in the first quarter of the prior year.

Excluding COVID-19 testing-related sales, global Diagnostics sales increased 2.7 percent on a reported basis and 5.4 percent on an organic basis.

Excluding COVID-19 testing-related sales, global Core Laboratory Diagnostics sales increased 2.2 percent on a reported basis and 6.2 percent on an organic basis, led by continued strong adoption of Abbott's Alinity® family of diagnostics systems and testing portfolios.

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Established Pharmaceuticals

First Quarter 2024 Results (1Q24)

Sales 1Q24 ($ in millions)	Total	Key Emerging Markets	Other
U.S.	—	—	—
International	1,226	928	298
Total reported	1,226	928	298

% Change vs. 1Q23
U.S.	n/a	n/a	n/a
International	3.1	1.7	7.6
Total reported	3.1	1.7	7.6
Impact of foreign exchange	(10.6)	(13.7)	(0.6)
Organic	13.7	15.4	8.2

U.S.	n/a	n/a	n/a
International	13.7	15.4	8.2

Established Pharmaceuticals sales increased 3.1 percent on a reported basis and 13.7 percent on an organic basis in the first quarter.

Key Emerging Markets include several emerging countries that represent the most attractive long-term growth opportunities for Abbott's branded generics product portfolio. Sales in these geographies increased 1.7 percent on a reported basis and 15.4 percent on an organic basis, led by growth in several geographies and therapeutic areas, including respiratory, women's health, and central nervous system/pain management.

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Medical Devices

First Quarter 2024 Results (1Q24)

Sales 1Q24 ($ in millions)	Total	Rhythm Management	Electro- physiology	Heart Failure	Vascular	Structural Heart	Neuro-modulation	Diabetes Care
U.S.	2,034	271	269	237	254	233	181	589
International	2,419	291	318	68	435	282	45	980
Total reported	4,453	562	587	305	689	515	226	1,569

% Change vs. 1Q23
U.S.	14.4	4.5	13.1	8.7	16.4	10.8	16.8	22.8
International	14.0	9.0	18.9	7.7	9.1	12.5	9.8	17.6
Total reported	14.2	6.8	16.2	8.5	11.7	11.7	15.3	19.5
Impact of foreign exchange	(1.2)	(0.7)	(2.2)	0.1	(1.0)	(1.3)	(2.1)	(1.2)
Impact of CSI	1.1	—	—	—	6.9	—	—	—
Organic	14.3	7.5	18.4	8.4	5.8	13.0	17.4	20.7

U.S.	12.1	4.5	13.1	8.7	(1.8)	10.8	16.8	22.8
International	16.1	10.3	23.0	7.1	9.9	14.8	19.6	19.6

Worldwide Medical Devices sales increased 14.2 percent on a reported basis and 14.3 percent on an organic basis in the first quarter, including double-digit growth in both the U.S. and internationally.
Sales growth was led by double-digit growth in Diabetes Care, Electrophysiology, Neuromodulation, and Structural Heart. Several recently launched products and new indications contributed to the strong performance, including Amplatzer® Amulet®, Navitor®, TriClip®, and AVEIR®.
In Electrophysiology, internationally, sales grew 18.9 percent on a reported and 23.0 percent on an organic basis, which included organic sales growth of 20.4 percent in Europe.

In Diabetes Care, FreeStyle Libre sales were $1.5 billion, which represents sales growth of 22.4 percent on a reported basis and 23.3 percent on an organic basis.

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ABBOTT'S EARNINGS-PER-SHARE GUIDANCE
Abbott projects full-year 2024 diluted earnings per share under GAAP of $3.25 to $3.40. Abbott forecasts specified items for the full-year 2024 of $1.30 per share primarily related to intangible amortization, restructuring and cost reduction initiatives and other net expenses. Excluding specified items, projected adjusted diluted earnings per share would be $4.55 to $4.70 for the full-year 2024.

Abbott projects second-quarter 2024 diluted earnings per share under GAAP of $0.69 to $0.73. Abbott forecasts specified items for the second-quarter 2024 of $0.39 per share primarily related to intangible amortization, restructuring and cost reduction initiatives and other net expenses. Excluding specified items, projected adjusted diluted earnings per share would be $1.08 to $1.12 for the second quarter 2024.
ABBOTT DECLARES 401ST CONSECUTIVE QUARTERLY DIVIDEND
On February 16, 2024, the board of directors of Abbott declared the company's quarterly dividend of $0.55 per share. Abbott's cash dividend is payable May 15, 2024, to shareholders of record at the close of business on April 15, 2024.

Abbott has increased its dividend payout for 52 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:
Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 114,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com and on LinkedIn, Facebook, Instagram, X and YouTube.

Abbott will live-webcast its first-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later in the day.
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— Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2023, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Michael Comilla, 224-668-1872 Tamika LeBean, 224-399-5082 Ryan Aliff, 224-667-2299	Abbott Media: Karen Twigg May, 224-668-2681 Kate Dyer, 224-668-9965
1In the first quarter of 2024, total worldwide sales were $9.964 billion and COVID-19 testing-related sales were $204 million. In the first quarter of 2023, total worldwide sales were $9.747 billion and COVID-19 testing-related sales were $730 million.

2Abbott has not provided the related GAAP financial measure for organic sales growth, excluding COVID-19 testing-related sales, on a forward-looking basis because the company is unable to predict with reasonable certainty the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could significantly impact reported sales growth. In addition, as the COVID-19 pandemic has shifted to an endemic state, the company has determined that it is unable to predict with reasonable certainty future COVID-19 test sales due to the unpredictability of demand for COVID-19 tests.

3Diagnostic sales and COVID-19 testing-related sales in 2024 and 2023 are summarized below:

	Sales 1Q24			COVID Tests Sales 1Q24
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	931	1,283	2,214	153	51	204
Core Laboratory	310	895	1,205	1	2	3
Molecular	42	87	129	3	1	4
Rapid Diagnostics	481	260	741	149	48	197

	Sales 1Q23			COVID Tests Sales 1Q23
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	1,335	1,353	2,688	608	122	730
Core Laboratory	289	893	1,182	2	4	6
Molecular	47	100	147	10	10	20
Rapid Diagnostics	906	319	1,225	596	108	704

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Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
First Quarter Ended March 31, 2024 and 2023
(in millions, except per share data)
(unaudited)

	1Q24	1Q23	% Change
Net Sales	$9,964	$9,747	2.2

Cost of products sold, excluding amortization expense	4,463	4,331	3.0
Amortization of intangible assets	472	491	(3.9)
Research and development	684	654	4.5
Selling, general, and administrative	2,959	2,762	7.1
Total Operating Cost and Expenses	8,578	8,238	4.1

Operating Earnings	1,386	1,509	(8.1)

Interest expense, net	61	52	18.4
Net foreign exchange (gain) loss	—	6	(92.2)
Other (income) expense, net	(111)	(111)	(0.4)
Earnings before taxes	1,436	1,562	(8.1)
Taxes on earnings	211	244	(13.7)

Net Earnings	$1,225	$1,318	(7.0)

Net Earnings excluding Specified Items, as described below	$1,729	$1,815	(4.7)

Diluted Earnings per Common Share	$0.70	$0.75	(6.7)

Diluted Earnings per Common Share, excluding Specified Items, as described below	$0.98	$1.03	(4.9)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,750	1,752

NOTES:
See tables on page 11 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.
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1)2024 Taxes on Earnings includes the recognition of approximately $10 million of net tax expense as a result of the resolution of various tax positions related to prior years.
2023 Taxes on Earnings includes the recognition of approximately $22 million of net tax expense as a result of the resolution of various tax positions related to prior years.

2)2024 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $504 million, or $0.28 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions and other net expenses.
2023 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $497 million, or $0.28 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions and other net expenses.

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Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
First Quarter Ended March 31, 2024 and 2023
(in millions, except per share data)
(unaudited)

	1Q24
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$472	$(472)	$—
Gross Margin	5,029	518	5,547
R&D	684	(21)	663
SG&A	2,959	(34)	2,925
Other (income) expense, net	(111)	(26)	(137)
Earnings before taxes	1,436	599	2,035
Taxes on Earnings	211	95	306
Net Earnings	1,225	504	1,729
Diluted Earnings per Share	$0.70	$0.28	$0.98

Specified items reflect intangible amortization expense of $472 million and other net expenses of $127 million associated with restructuring actions, costs associated with acquisitions, investment impairment charges and other net expenses. See page 14 for additional details regarding specified items.

	1Q23
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$491	$(491)	$—
Gross Margin	4,925	520	5,445
R&D	654	(26)	628
SG&A	2,762	(2)	2,760
Earnings before taxes	1,562	548	2,110
Taxes on Earnings	244	51	295
Net Earnings	1,318	497	1,815
Diluted Earnings per Share	$0.75	$0.28	$1.03

Specified items reflect intangible amortization expense of $491 million and other net expenses of $57 million associated with restructuring actions, costs associated with acquisitions and other net expenses. See page 15 for additional details regarding specified items.

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A reconciliation of the first-quarter tax rates for 2024 and 2023 is shown below:

	1Q24
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,436	$211	14.7%	1)
Specified items	599	95
Excluding specified items	$2,035	$306	15.0%

	1Q23
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,562	$244	15.6%	2)
Specified items	548	51
Excluding specified items	$2,110	$295	14.0%

1)2024 Taxes on Earnings includes the recognition of approximately $10 million of net tax expense as a result of the resolution of various tax positions related to prior years.

2)2023 Taxes on Earnings includes the recognition of approximately $22 million of net tax expense as a result of the resolution of various tax positions related to prior years.

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Abbott Laboratories and Subsidiaries
Non-GAAP Revenue Reconciliation
First Quarter Ended March 31, 2024 and 2023
($ in millions)
(unaudited)

	1Q24			1Q23			% Change vs. 1Q23
								Non-GAAP
	Abbott Reported	Impact of CSI acquisition	Adjusted Revenue	Abbott Reported	Impact of CSI acquisition	Adjusted Revenue	Reported	Adjusted	Organic
Total Company	9,964	(42)	9,922	9,747	—	9,747	2.2	1.8	4.7
U.S.	3,846	(40)	3,806	3,928	—	3,928	(2.1)	(3.1)	(3.1)
Intl	6,118	(2)	6,116	5,819	—	5,819	5.2	5.1	9.9

Total Medical Devices	4,453	(42)	4,411	3,900	—	3,900	14.2	13.1	14.3
U.S.	2,034	(40)	1,994	1,778	—	1,778	14.4	12.1	12.1
Intl	2,419	(2)	2,417	2,122	—	2,122	14.0	13.9	16.1

Vascular	689	(42)	647	617	—	617	11.7	4.8	5.8
U.S.	254	(40)	214	218	—	218	16.4	(1.8)	(1.8)
Intl	435	(2)	433	399	—	399	9.1	8.4	9.9

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Abbott Laboratories and Subsidiaries
Details of Specified Items
First Quarter Ended March 31, 2024
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$1	$42	$472	$3	$518
R&D	(3)	(2)	—	(16)	(21)
SG&A	(14)	(9)	—	(11)	(34)
Other (income) expense, net	12	—	—	(38)	(26)
Earnings before taxes	$6	$53	$472	$68	599
Taxes on Earnings (d)					95
Net Earnings					$504
Diluted Earnings per Share					$0.28
The table above provides additional details regarding the specified items described on page 11.

a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating acquired businesses, as well as other costs related to business acquisitions.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes various investment impairment charges and incremental costs to comply with the European Union's Medical Device Regulations (MDR) and In Vitro Diagnostics Medical Device Regulations (IVDR) requirements for previously approved products.
d)Reflects the net tax benefit associated with the specified items.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
First Quarter Ended March 31, 2023
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$5	$21	$491	$3	$520
R&D	(4)	1	—	(23)	(26)
SG&A	(4)	(4)	—	6	(2)
Other (income) expense, net	(6)	—	—	6	—
Earnings before taxes	$19	$24	$491	$14	548
Taxes on Earnings (d)					51
Net Earnings					$497
Diluted Earnings per Share					$0.28

The table above provides additional details regarding the specified items described on page 11.
a)Acquisition-related expenses include legal and other costs related to business acquisitions as well as integration costs, which represent incremental costs directly related to integrating acquired businesses.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes incremental costs to comply with the European Union's Medical Device Regulations (MDR) and In Vitro Diagnostics Medical Device Regulations (IVDR) requirements for previously approved products.
d)Reflects the net tax benefit associated with the specified items.

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